UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Guardion Health Sciences, Inc.

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GUARDION HEALTH SCIENCES, INC.

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

August 25, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 22, 2021

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Guardion Health Sciences, Inc. (the “Company”), which will be held on October 22, 2021 at 11:00 a.m. Central Time.

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual-only meeting format at https://agm.issuerdirect.com/ghsi.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect five members to our board of directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve, on an advisory basis, our 2020 named executive officer compensation; and

4.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed August 23, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the meeting.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting, which is being held virtually, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Kingsdale Advisors:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, New York 10151

North American Toll-Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (416) 867-2272

BY ORDER OF THE BOARD OF DIRECTORS

August 25, 2021	/s/ Robert N. Weingarten
Robert N. Weingarten Chairman of the Board of Directors

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

GUARDION HEALTH SCIENCES, INC.

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

To be held on October 22, 2021

The board of directors of Guardion Health Sciences, Inc. (“Guardion” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 22, 2021, at 11:00 a.m. Central Time, in a virtual-only format online by accessing https://agm.issuerdirect.com/ghsi and at any adjournment thereof.

This proxy statement contains information relating to the Annual Meeting. This year’s Annual Meeting of stockholders will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting https://agm.issuerdirect.com/ghsi. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

We intend to begin mailing the attached notice of the Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on or about August 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on August 23, 2021 are entitled to vote at the Annual Meeting.

GUARDION HEALTH SCIENCES, INC.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Robert N. Weingarten, Corporate Secretary, as your proxy for the Annual Meeting and you are authorizing Robert N. Weingarten to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC”, to give you when we ask you to sign a proxy card designating Robert N. Weingarten as proxy to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote over the Internet, by phone, or by fax.

We intend to begin mailing the attached notice of Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on or about August 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on August 23, 2021 are entitled to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on October 22, 2021, at 11:00 a.m. Central Time in a virtual format online by accessing https://agm.issuerdirect.com/ghsi. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The board of directors has fixed the close of business on August 23, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 24,426,993 shares of common stock issued and outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are three matters scheduled for a vote:

1.	To elect five members to our board of directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To approve, on an advisory basis, our 2020 named executive officer compensation.

What if another matter is properly brought before the Annual Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

MAIL	FAX	INTERNET	PHONE	ONLINE AT THE MEETING

Mailing your signed proxy card or voter instruction card.	Complete the reverse portion of the proxy card and fax to (202) 521-3464.	Using the Internet at: https://www.iproxydirect.com/ghsi	By calling 1-866-752-VOTE(8683)	You can vote at the meeting at: https://agm.issuerdirect.com/ghsi

Stockholders of Record

If you are a registered stockholder, you may vote by mail, fax, Internet or online at the Annual Meeting by following the instructions above. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on October 21, 2021. Our Board’s designated proxy, Mr. Weingarten, will vote your shares according to your instructions. If you attend the live webcast of the Annual Meeting, you also will be able to vote your shares electronically at the Annual Meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with materials in connection with the Annual Meeting. Follow the instructions on the materials you receive to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, or if you attend the live webcast of the Annual Meeting, if you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 12,213,497 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting to a future date as allowed under applicable law.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of five members to our board of directors;

2.	“For” the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	“For” the advisory vote on our 2020 named executive officer compensation.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how such shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Robert N. Weingarten, the board of directors’ designated proxy.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For”, “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on The Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal, (ii) Proposal No. 2 for the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal, and (iii) Proposal No. 3 with respect to an advisory vote on our 2020 named executive officer compensation is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Because NYSE rules apply to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is listed on The Nasdaq Capital Market.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Second Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than for the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposals 2 and 3.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “WITHHOLD”	None(1)	No(3)

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal No. 3: Advisory Vote on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic stockholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-866-229-8874 or (call collect outside North America) at (416) 867-2272, or by email at contactus@kingsdaleadvisors.com.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Delaware law or under Guardion’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Size and Structure

Our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors is required to consist of not less than three or more than seven directors.

Our board of directors currently consists of six directors. On August 23, 2021, Kelly Anderson notified the Company that she had elected not to stand for re-election to the board of directors at the Annual Meeting. Our Certificate of Incorporation provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors or by our stockholders. The board of directors, by resolution adopted at a meeting of the board of directors held on August 23, 2021, set the number of directors at five, effective on the date of the Annual Meeting. As a result, the vacancy to be created by Ms. Anderson’s decision not to stand for re-election to the board of directors will be eliminated at the Annual Meeting. At each annual meeting, directors shall be elected by the stockholders for a term of one year. Each director shall serve until their successor is duly elected and qualified or until the director’s earlier death, resignation or removal. Our board of directors met 12 times during the year ended December 31, 2020. All members of our board of directors attended at least 75% of board and applicable committee meetings during the year ended December 31, 2020.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Notwithstanding the foregoing and in light of Ms. Anderson’s notification to the Company on August 23, 2021 that she has elected not to stand for re-election, the Company’s board of directors is actively searching for one or more directors who meet the qualifications described above and come from a diverse background with diverse experiences.

Pursuant to Delaware law and our Bylaws, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Nominees for Election

Robert N. Weingarten, Mark Goldstone, David W. Evans, Ph.D. and Donald A. Gagliano, M.D. and Bret Scholtes have been nominated by the board of directors to stand for election at the Annual Meeting. Kelly Anderson has elected not to stand for re-election, and as a result, her term as a director will end at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Weingarten, Goldstone, Evans and Gagliano will serve for a term expiring at the annual meeting to be held in 2022 (the “2022 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the discretion of the board of directors, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any nominee will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

Robert N. Weingarten, 69, has been a Director of the Company since June 2015 and Chairman of the board of directors since July 2020. Since June, 2020, Mr. Weingarten has served as the Company’s non-employee corporate secretary. Previously, Mr. Weingarten served as Lead Director on our board of directors from January 2017 to March 2020. He is an experienced business consultant and advisor with an ongoing consulting practice focused on accounting and financial compliance. Since 1979, he has provided financial consulting and advisory services and served on boards of directors of several public companies in various stages of development, operation or reorganization. Since August, 2020, Mr. Weingarten has been the Vice President and Chief Financial Officer of Lixte Biotechnology Holdings, Inc. (NASDAQ-CM: LIXT). From July 2017 to June 2018, Mr. Weingarten was the Chief Financial Officer of Alltemp, Inc. (OTCPK: LTMP). From April 2013 to February 2017, Mr. Weingarten served on the board of directors of RespireRx Pharmaceuticals Inc. (OTCQB: RSPI) and also served as Vice President and Chief Financial Officer. Mr. Weingarten received a B.A. in Accounting from the University of Washington in 1974, a M.B.A. in Finance from the University of Southern California in 1975, and is a Certified Public Accountant (inactive) in the State of California. Mr. Weingarten has considerable accounting and finance experience, particularly with regard to public company reporting requirements. The Company believes that Mr. Weingarten’s accounting and finance experience qualifies him to serve on the board of directors and as chairman of the audit committee.

Mark Goldstone, 58, has been a Director since June 2015. Mr. Goldstone has over 25 years of experience in the healthcare industry, encompassing operations, commercialization, consulting, M&A and Venture Capital. He has led some of the largest specialist consulting and communications groups in the world and was a founding partner at Forepont Capital (VC). Previously, he was COO of EuroRSCG Life (now Havas), Global CEO of healthcare at top brand and business consultancy, Interbrand and Worldwide President of Doyle, Dane and Bernbach global healthcare businesses. Mr Goldstone has executed numerous venture investments, M&A, financing and strategic partnership transactions for a broad array of early stage, middle market and emerging growth companies in technology, life sciences and healthcare services. He has developed successful commercialization strategies and programs from early-stage and market development, to product launch and late-stage lifecycle management for blue-chip pharmaceutical and packaged goods companies including Pfizer, Merck, Novartis, Bayer, GSK, Sanofi, Colgate Palmolive, L’Oreal, Danone, Johnson & Johnson, Roche. Mr Goldstone began his career as a clinical Pharmacist and is a member of the Royal Pharmaceutical Society. He is Board member of the prestigious Galien Foundation and the Industry Advisory Board for the UK Government’s BRCD initiative. Mr. Goldstone’s breadth of experience in sales, marketing and strategic transactions in the healthcare industry is particularly useful to the Company as it develops its business, commercializes it products and builds its marketing channels. The Company believes that these experiences and qualifications make Mr. Goldstone particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

Donald A. Gagliano, M.D., 69, has served as a Director since the Company’s initial public offering on April 9, 2019. Additionally, Dr. Gagliano has been a member of our Scientific Advisory Board since June 2015. Since October 2018, Dr. Gagliano has been the principal of GMIC LLC, which provides healthcare consultation services primarily for health systems engineering and ophthalmology subject matter expertise. Dr. Gagliano does not currently hold any directorships and has not held any directorships within the past five years. From April 2013 to October 2013, Dr. Gagliano was the Vice President for Global Medical Affairs for Bausch+Lomb, Inc. From 2016 to present, Dr. Gagliano has served as the President of the Prevention of Blindness Society. From November 2008 to March 2013, Dr. Gagliano served as the Assistant Secretary of Defense for Health Affairs as the first Executive Director of the Joint Department of Defense and Department of Veterans Affairs Vision Center of Excellence. In 1975, Dr. Gagliano graduated from the US Military Academy at WestPoint with a degree in Engineering. In 1981, he received a Bachelor of Science in medicine from Chicago Medical School and in 1998 he received his Master of Healthcare Administration from Penn State University. Dr. Gagliano’s breadth of experience in the healthcare industry is particularly useful to the Company as it develops its business, commercializes products and builds its marketing channels. The Company believes that these experiences make Dr. Gagliano particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

David W. Evans, Ph.D., 65, has been a Director and Chief Science Officer since September 2017. From June 2020 to January 2021, Dr. Evans was appointed as Interim Chief Executive Officer and Interim President of the Company. Dr. Evans is the founder of VectorVision and was appointed to the Company’s board of directors on September 29, 2017, the closing date of the VectorVision acquisition. Dr. Evans is recognized as the leading expert in clinical contrast sensitivity and glare testing. He has provided his testing expertise and data analysis capability to a wide range of leading ophthalmic companies. Dr. Evans has published more than 30 scientific articles and 3 book chapters in the areas of refractive surgery, glaucoma, ocular blood flow and visual function, and is the inventor of 7 patents related to vision testing devices. Dr. Evans received his Bachelor of Science degree in Human Factors Engineering from the United States Air Force Academy, a Master of Science degree and Masters in Business Administration from Wright State University in Dayton, Ohio, and a Ph.D. in Ocular Physiology from Indiana University. The Company believes that these qualifications make Dr. Evans particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

Bret Scholtes, 51, has been a Director, President and Chief Executive Officer of the Company since January 2021. Prior to his appointment, Mr. Scholtes served as the President and Chief Executive Officer of Omega Protein Corporation (“Omega”) since 2012 and as a director of Omega since 2013. Prior to his selection as Chief Executive Officer of Omega, Mr. Scholtes served as the Omega’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011, and its Senior Vice President - Corporate Development from April 2010 to December 2010 and as Omega’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with two publicly traded energy companies. Mr. Scholtes also has five years of public accounting experience. Mr. Scholtes holds an MBA degree in Finance from New York University and a degree in Accounting from the University of Missouri – Columbia. We believe Mr. Scholtes is qualified to serve as a member of our board of directors because he is the senior executive officer of the Company, and due to his extensive experience in the Company’s industry. Additionally, the Company has agreed in Mr. Scholtes’ employment agreement to nominate him for reelection as a member of the board of directors at the expiration of each term of office during the term of the agreement.

Information About Our Director Who is not Standing for Re-election at the Annual Meeting

Kelly Anderson, 53, has over 25 years of experience in finance, accounting and operations roles in various industries. Ms. Anderson is the founder and CEO of CXO Executive Solutions, LLC, a national woman-owned financial consulting services company serving private, public, private equity, entrepreneurial, family office and government-owned firms in all industries. Between 2020 and 2015, Ms. Anderson has been a managing partner in C Suite Financial Partners, a financial consulting services company. Between July 2014 and March 2015, Ms. Anderson was CFO of Mavenlink, a SaaS company. Between October 2012 and January 2014, Ms. Anderson was Chief Accounting Officer of Fisker Automotive. Between April 2010 and February 2012, Ms. Anderson was the President and Chief Financial Officer of T3 Motion, Inc. (“T3”), an electric vehicle technology company. Between March 2008 and April 2010, she served as T3’s Executive Vice President and Chief Financial Officer, and as a director from January 2009 until January 2010. From 2006 until 2008, Ms. Anderson was Vice President at Experian, a leading credit reporting agency. From 2004 until 2006, Ms. Anderson was Chief Accounting Officer for TripleNet Properties and its affiliates. Ms. Anderson has served on the board of directors for Tomi Environmental Services (NASDAQ-CM: TOMZ) since 2016, and Concierge Technologies since May 2019 (OTCQB: CNCG). Ms. Anderson is a Certified Public Accountant (inactive) in the State of California. Ms. Anderson holds a B.A. degree in Business Administration with an accounting concentration from California State University Fullerton.

Information Concerning the Board and Corporate Governance

Board Leadership Structure

Robert N. Weingarten has served as the Chairman of the board of directors since July 2020 after having served as Lead Director from June 2017 through March 31, 2020. Bret Scholtes serves as our Chief Executive Officer and President. We believe that this structure is the most effective structure for us and our stockholders at this time because the Chairman (i) can provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the board of directors to express its views on management and (iii) allows the Chairman to focus on stockholder interests and corporate governance while providing our Chief Executive Officer with the ability to focus his attention on managing our day-to-day operations. As Mr. Weingarten has experience with advising boards of directors and senior management with respect to management and other business aspects, he is particularly well-suited to serve as Chairman.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of the board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

Stockholder Communications to the Board of Directors

Stockholders wishing to submit written communications directly to the board of directors should send their communications to Secretary, Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098. All stockholder communications will be considered by the independent members of our board of directors. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Director or Officer Involvement in Certain Legal Proceedings

Except as set forth herein, the Company’s directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years. Jeffrey Benjamin, our Chief Accounting Officer since August 1, 2021, filed for personal bankruptcy under Chapter 7 of the U.S. Bankruptcy Code on February 17, 2017. A Bankruptcy Discharge Order was entered on May 30, 2017.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Certificate of Incorporation and Bylaws.

Director Independence

The listing rules of The Nasdaq Capital Market require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of The Nasdaq Capital Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company’s board of directors has undertaken a review of the independence of the Company’s directors and director nominees and considered whether any director has a material relationship that could compromise their ability to exercise independent judgment in carrying out their responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that each of Messrs. Weingarten, Goldstone, Gagliano, and Ms. Anderson, representing currently four of the Company’s current six directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. In making these determinations, the board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “—Certain Relationships and Related Transactions and Director Independence”.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the year ended December 31, 2020.

Board Committees

In October 2018, the board of directors established an audit committee and a compensation committee, in July 2020, the board of directors established a strategy committee, and in February 2021, the board of directors established a science committee, each of which are comprised and have the responsibilities described below. Other than the strategy committee, each of the below committees has a written charter approved by the Company’s board of directors. Each of the committees reports to the Company’s board of directors as such committee deems appropriate and as the Company’s board of directors may request.

The composition and functions of each committee are described below.

Name	Independent	Audit	Compensation	Strategy	Science	Nominating and Corporate Governance (1)
Robert N. Weingarten	X	X*	X	X		X
Mark Goldstone	X	X	X*	X*		X
Donald A. Gagliano, M.D.	X				X*	X
David W. Evans, Ph.D.					X
Kelly Anderson	X	X	X	X		X
Bret Scholtes				X

* Chairperson of the committee

(1) Our independent directors perform the Nominating and Corporate Governance function.

Audit Committee

The audit committee is currently comprised of Robert N. Weingarten, Mark Goldstone and Kelly Anderson. Mr. Weingarten serves as the chairperson of the audit committee. The Company’s board of directors has determined that each member of the audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The Company’s board of directors has also determined that Mr. Weingarten is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of The Nasdaq Capital Market. The responsibilities of the audit committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit the Company’s financial statements;

●	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

●	preparing the audit committee report that the SEC requires to be included in the Company’s annual proxy statement;

●	reviewing the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures, as may be required;

●	overseeing the Company’s policies on risk assessment and risk management, including risk related to cybersecurity;

●	reviewing related party transactions; and

●	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

The Company’s audit committee operates under a written charter which satisfies the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The audit committee met 8 times during the year ended December 31, 2020.

Compensation Committee

The Company’s compensation committee is currently comprised of Mark Goldstone, Robert N. Weingarten and Kelly Anderson. Mr. Goldstone serves as the chairperson of the compensation committee. The Company’s board of directors has determined that each member of the compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of The Nasdaq Capital Market. Each member of the compensation committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of the compensation committee is to oversee the Company’s compensation policies, plans and benefit programs and to discharge the responsibilities of the Company’s board of directors relating to compensation of its executive officers. The responsibilities of the compensation committee include, among other things:

●	reviewing and approving or recommending to the board of directors for approval compensation of the Company’s executive officers;

●	reviewing and recommending to the board of directors for approval the compensation of directors;

●	overseeing the Company’s overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including the Company’s executive officers;

●	reviewing, approving and making recommendations to the Company’s board of directors regarding incentive compensation and equity plans; and

●	administering the Company’s equity compensation plans.

The compensation committee met one time during the year ended December 31, 2020.

Science Committee

The Company’s Science Committee is comprised of Donald Gagliano and David Evans. Dr. Gagliano serves as chairperson of the Science Committee. The purpose of the Science Committee is to assist the Company’s board of directors in ensuring that the research and development organization is optimized to support the strategic goals of the Company and to recommend key strategic and tactical issues to the board of directors. The responsibilities of the Science Committee include, among other things:

●	reviewing the overall scientific, clinical, regulatory and IP strategy underlying the major research and development programs;

●	reviewing the Company’s annual research and development budget and allocation of resources to discovery programs;

●	reviewing the capability and skill set of the Company’s research and development organization;

●	reviewing the Company’s attainment of key research and development milestones; and

●	Reviewing and making recommendations to the board of directors on the Company’s internal and external investments in science and technology (including but not limited to potential acquisitions, contracts, grants, collaborative efforts, alliances and capital).

Nominating and Corporate Governance

A majority of the independent directors of the Company’s board of directors are responsible for reviewing, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the majority of the independent director of the Company’s board of directors, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, considers many factors, including the following:

●	diversity of personal and professional background, perspective and experience;

●	personal and professional integrity, ethics and values;

●	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

●	experience relevant to the Company’s industry and with relevant social policy concerns;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of the Company’s operations;

●	practical and mature business judgment, including ability to make independent analytical inquiries;

●	promotion of a diversity of business or career experience relevant to the Company’s success; and

●	any other relevant qualifications, attributes or skills.

Currently, the independent directors evaluate each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Strategy Committee

The Company’s strategy committee is currently comprised of Mark Goldstone, Robert N. Weingarten, Bret Scholtes and Kelly Anderson. Mr. Goldstone serves as the chairperson of the strategy committee. The Company’s board of directors has determined that each member of the strategy committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the Nasdaq Capital Market. Each member of the strategy committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of the strategy committee is to assist management with the execution of the Company’s strategic and business plans and to explore strategic, business and capital opportunities and transactions designed in increase stockholder value. The responsibilities of the strategy committee include, among other things:

●	reviewing and approving or recommending to the board of directors for approval the Company’s annual business plan;

●	monitor management’s execution of the Company’s business plan;

●	explore and evaluate potential strategic transactions, acquisitions and opportunities; and

●	review and approve capital market transactions.

The strategy committee met 8 times during the year ended December 31, 2020.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the Company.

Code of Business Conduct and Ethics

The Company’s board of directors adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market. The code of business conduct and ethics is publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of The Nasdaq Capital Market.

Director Compensation

The Company accrued or paid compensation to its directors for serving in such capacity, as shown in the table below.

Director	Year	Stock Awards	Fees Earned or Paid in Cash	Total
Mark Goldstone	2020	$113,596	$60,000	$173,596

Robert Weingarten	2020	$113,596	$90,500	$204,096

Michael Favish (1)	2020	$-	$-	$-

Donald A. Gagliano	2020	$37,816	$20,000	$57,816

Kelly Anderson	2020	$113,596	$55,500	$189,096

(1) Mr. Favish resigned from the board of directors on June 12, 2020.

On December 5, 2019, the board of directors adopted a director compensation program for the Company’s independent directors consisting of both cash and equity compensation, beginning in 2020, and in July 2020, the board of directors adopted a director compensation program for the Company’s independent directors consisting of both cash and equity compensation for service on the Strategy Committee. In February 2021, the board of directors adopted a director compensation program for the Company’s independent directors consisting of cash compensation for service on the newly formed Science Committee. Directors who are also officers do not receive any additional compensation for serving on any board committees. These programs consist of the following cash and equity compensation for independent directors:

Cash Compensation (payable quarterly)

●	Board service - $20,000 per year
●	Chair of the Board - $60,000 per year (inclusive of the Board service compensation)
●	Chair of the Audit Committee – additional $10,000 per year
●	Chair of the Compensation Committee – additional $5,000 per year
●	Chair of the Strategy Committee – additional $40,000 per year, plus $1,000 per formal meeting held
●	Member of the Audit Committee – additional $5,000 per year
●	Member of the Compensation Committee – additional $2,500 per year
●	Member of the Strategy Committee – additional $36,000 per year, plus $1,000 per formal meeting held
●	Chair of the Science Committee – additional $7,500 per year (established in February 2021)

Equity Compensation

●	Initial grant for new director – five-year stock option to purchase 41,667 shares of Company common stock at the closing price of the Company’s common stock on the grant date, vesting 50% on the grant date and the remainder vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

●	Annual grant – five-year stock option to purchase 16,667 shares of Company common stock granted on the earlier of the date of the Company’s annual meeting of stockholders or the last business day of the month ending June 30, vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

●	Strategy Committee – five-year stock option to purchase 41,667 shares of Company common stock at $6.00 per share, vesting 50% on the grant date and the remainder vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

For 2020, all stock option awards issued to members of the Company’s board of directors had an exercise price of $6.00 per share, which was in excess of the existing market price of the Company’s common stock on the grant dates.

Required Vote for Approval

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the election of Robert N. Weingarten, Mark Goldstone, Donald A. Gagliano, M.D., David W. Evans, Ph.D., and Bret Scholtes as directors of the Company.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Weinberg & Company, P.A. (“Weinberg”) to audit our consolidated financial statements for the fiscal year ending December 31, 2021. Weinberg has audited our consolidated financial statements since the Company’s fiscal year ended December 31, 2013.

Although stockholder approval of the selection of Weinberg is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of Weinberg.

Fees of Independent Registered Public Accounting Firm

Weinberg acted as the Company’s independent registered public accounting firm for the years ended December 31, 2020 and 2019 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by Weinberg for the years ended December 31, 2020 and 2019.

	Years Ended December 31,
	2020	2019
Audit Fees (a)	$95,500	$92,467
Tax Fees (b)	39,200	31,818
Other Fees (c)	120,500	240,093
Total	$255,200	$364,378

(a)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

(b)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

(c)	Other fees represent fees related to our filing of certain registration statements.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by Weinberg were pre-approved by the Company’s board of directors. The board of directors has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the board of directors regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Weinberg as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on our website at https://guardionhealth.com/wp-content/uploads/2020/06/Guardion-Audit-Committee-Charter-09-01-18-Nasdaq.pdf.

We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2020 with management and with the Company’s independent registered public accounting firm, Weinberg & Company, P.A. (“Weinberg”).

We have discussed with Weinberg the matters required to be discussed pursuant to Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from Weinberg required by applicable requirements of the PCAOB regarding Weinberg’s communications with the Audit Committee concerning independence, and we have discussed with Weinberg such firm’s independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Submitted by the Audit Committee

Robert N. Weingarten – Chairman Mark Goldstone Kelly Anderson

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules promulgated thereunder, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, also known as the “say-on-pay vote”, as described below.

The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation philosophy is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers. Before voting on this Proposal 3, you are urged to read the sections of this proxy entitled “Director Compensation” and “Executive Compensation”.

Because your vote is advisory, it will not be binding on our board of directors, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, our board of directors and our compensation committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Guardion Health Sciences, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission as set forth in the Director Compensation and Executive Compensation Sections of this proxy statement, is hereby APPROVED”.

Required Vote of Stockholders

The affirmative vote of a majority of the votes present, in person or represented by proxy, and entitled to vote and cast at the Annual Meeting is required to approve, on an advisory basis, this resolution. Proxies solicited by our board of directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the adoption of Proposal 3.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)

Bret Scholtes	51	President and Chief Executive Officer, and Director

David W. Evans	65	Director, Chief Science Officer

Jeffrey Benjamin	56	Chief Accounting Officer

Craig Sheehan	50	Chief Commercial Officer

See “Proposal No. 1—Election of Directors” for biographical and other information regarding Bret Scholtes and David Evans.

Jeffrey Benjamin

Jeffrey Benjamin has served as our Chief Accounting Officer since August 1, 2021. From April 2021 through July 2021, Mr. Benjamin has served as the Corporate Controller of the Company. From January 2020 to February 2020, Mr. Benjamin served as a consultant to Capstone Turbine, a provider of clean and green on-site energy solutions, and from September 2019 until January 2020, he served as Consulting Controller of Mendocino Farms Sandwich Market. In addition, from October 2017 until April 2018, Mr. Benjamin served as VP Finance of Ritter Pharmaceuticals, Inc. (currently known as Qualigen Therapeutics, Inc. (NASDAQ-CM: QLGN)), a biotechnology company currently focused on developing novel therapeutics for the treatment of cancer and infectious diseases, and from February 2017 to October 2017, he served as Consulting Controller of Unified Grocers, a wholesale grocery cooperative, which subsequently merged with SUPERVALU. Mr. Benjamin previously served in various other capacities including, but not limited to, Principal of Tatum by Randstad; Chief Financial Officer of Communications Infrastructure Corporation; Corporate Controller of Liaison Technologies; Vice President, Corporate Controller of Internap Network Services Corp; and Controller of UPS Capital. Mr. Benjamin is a Certified Public Accountant in the State of New York and received his B.A. in accounting and information systems from Queens College, City University of New York.

Craig Sheehan

Mr. Sheehan has served as our Chief Commercial Officer since June 2021. For the prior four years, Mr. Sheehan was the senior executive responsible for the Viactiv brand of products with the prior owner, Adare Pharmaceuticals, Inc. Prior to Adare Pharmaceuticals, Inc., Mr. Sheehan spent 20 years in key marketing leadership positions at Church & Dwight, where he drove the growth of such iconic, science-backed brands as Arm & Hammer®, First Response®, OxiClean®, and Vitafusion®.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2020 and 2019 to (i) our Chief Executive Officer, and (ii) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2020 and were serving as executive officers as of such date (we refer to these individuals as the “Named Executive Officers”).

Executive	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
Michael Favish (1)	2020	$325,000	$-	$-	$32,197	$357,197
	2019	$300,000	$-	$4,122,750	$38,972	$4,461,722
David W. Evans (2)	2020	$273,211	$-	$22,204	$-	$295,415
	2019	$210,000	$-	$-	$-	$210,000
John Townsend (3)	2020	$101,771	$-	$-	$6,146	$107,917
	2019	$185,000	$25,000	$-	$4,031	$214,031
Andrew Schmidt (4)	2020	$114,583	$-	$66,512	$-	$181,095
	2019	$-	$-	$-	$-	$-

(1) Effective June 12, 2020, Michael Favish was terminated as Chief Executive Officer and President of the Company and resigned as a member of the board of directors. Mr. Favish was awarded a stock option grant on April 9, 2019 for 208,334 shares of the Company’s common stock at an exercise price of $26.40 per share (110% of the IPO price per common share) pursuant to his employment agreement (the “Favish Option”). In connection with the termination of employment, the Company agreed to pay Mr. Favish a severance payment of $325,000, to be paid out over 12 months. Additionally, the Company agreed that the Favish Option shall remain exercisable for a period of twelve (12) months from June 12, 2020 in lieu of the 90 days provided for under the terms of the original stock option agreement following the termination. The Favish Option ceased to vest upon his separation from the Company. All Other Compensation for 2019 associated with Mr. Favish includes Company reimbursed personal meals, personal automobile expense, club membership fees, health care related expenses that fall outside of the Company provided health insurance plan and use of American Express membership rewards points acquired under the Company’s corporate American Express card. Compensation for 2020 consists of cash-based compensation. All Other Compensation for 2020 associated with Mr. Favish primarily includes payout of accrued vacation upon his termination. Due to Mr. Favish’s separation, an accrual was recorded in the Company’s fiscal second quarter ended June 30, 2020 of $311.458 as balance due of salary compensation expense and a reversal related to forfeited fully expensed stock option awards of $1,401,582.

(2) Dr. Evans acted as interim chief executive officer of the Company from June 12, 2020 to January 6, 2021. The Company entered into a Consulting Agreement with Dr. Evans, dated as of September 29, 2017 (as amended, the “Evans Consulting Agreement”). The Evans Consulting Agreement provided that Dr. Evans would serve as the Company’s Chief Science Officer and is currently being paid $17,500 per month as an employee of the Company. The Company and Dr. Evans entered into an amendment to the Evans Consulting Agreement, which amendment, effective as of June 12, 2020, (1) acknowledged his appointment as Interim Chief Executive Officer and Interim President and (2) increased his compensation by $10,000 per month for each month that he remains Interim Chief Executive Officer and Interim President.

(3) Effective as of September 2, 2020, John Townsend resigned as the Controller and Chief Accounting Officer of the Company. All Other Compensation associated with Mr. Townsend includes Company reimbursed personal meals and personal automobile expense.

(4) Effective July 20, 2020, Mr. Schmidt was appointed as Chief Financial Officer of the Company. The Company and Mr. Schmidt entered into an employment agreement (the “Employment Agreement”), dated July 20, 2020 (the “Effective Date”), pursuant to which Mr. Schmidt’s annual base salary is $250,000. In addition, effective as of the Effective Date, Mr. Schmidt was granted an award of 166,667 stock options under the Company’s 2018 Equity Incentive Plan, at an exercise price of $6.00 per share. Mr. Schmidt terminated his employment effective on July 12, 2021.

Employment Agreements

Bret Scholtes

The Company and Mr. Scholtes entered into an employment agreement (the “Scholtes Employment Agreement”), effective on January 6, 2021 (the “Effective Date”), pursuant to which Mr. Scholtes’ annual base salary is $400,000. The Scholtes Employment Agreement provides that Mr. Scholtes shall have an annual target cash bonus opportunity of no less than $400,000 (the “Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the board of directors in advance and in consultation with Mr. Scholtes (the “Performance Objectives”). The initial term of the Scholtes Employment Agreement is through December 31, 2023, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Scholtes Employment Agreement (the “Term”). The Scholtes Employment Agreement also includes standard benefits, as well as customary non-compete, non-solicitation, intellectual property assignment and confidentiality provisions that are customary in the Company’s industry.

In addition, effective as of the Effective Date, Mr. Scholtes was granted an award of a number of stock options equal to one percent (1%) of the issued and outstanding number of shares of the Company’s common stock (the “Stock Options”) pursuant to the Company’s 2018 Equity Incentive Plan (the “Incentive Plan”), at an exercise price equal to the closing price of the Company’s common stock on the Effective Date. One third (1/3) of the Stock Options shall vest and become exercisable the first anniversary of the Effective Date, and the balance of the Stock Options shall vest ratably in equal installments for the 24 months thereafter, subject to continued service, and shall vest in full upon a Change in Control (as defined in the Incentive Plan). Additionally, the Company granted unvested shares of common stock in an amount equal to1% of the number of shares of Company common stock issued and outstanding on the Effective Date (the “Stock Grant”) to Mr. Scholtes under the Incentive Plan. The shares underlying the Stock Grant shall become vested in full on the first anniversary of the Effective Date.

Additionally, Mr. Scholtes shall be granted (i) additional stock options equal to2% of the Company’s issued and outstanding shares of common stock on the date of grant if the Company achieves specified written performance objectives established by the board of directors for the Company’s fiscal years ending December 31, 2021 and December 31, 2022 and (ii) additional stock options equal to either 2% or 3% of the Company’s issued and outstanding shares of common stock on the date of grant if the Company meets certain financial objectives during the first five years following the Effective Date.

If Mr. Scholtes’ employment is terminated by the Company without cause (as defined in the Scholtes Employment Agreement), if the Term expires after a notice of non-renewal is delivered by the Company, or if Mr. Scholtes’ employment is terminated following a change of control (as defined in the Incentive Plan), Mr. Scholtes will be entitled to (a) twelve months’ base salary, (b) the prorated portion of the Bonus for the year in which the termination occurs, based on actual performance, and (c) base salary and benefits accrued through the date of termination.

David Evans

The Company entered into a Consulting Agreement with Dr. Evans, dated as of September 29, 2017 (as amended, the “Evans Consulting Agreement”). The Evans Consulting Agreement provided that Dr. Evans would serve as the Company’s Chief Science Officer and is currently being paid $17,500 per month as an employee of the Company. The Company and Dr. Evans entered into an amendment to the Evans Consulting Agreement, which amendment, effective as of June 12, 2020, (1) acknowledged his appointment as Interim Chief Executive Officer and Interim President and (2) increased his compensation by $10,000 per month for each month that he remained Interim Chief Executive Officer and Interim President.

Andrew C. Schmidt

The Company and Mr. Schmidt entered into an employment agreement (the “Employment Agreement”), dated July 20, 2020 (the “Effective Date”), pursuant to which Mr. Schmidt’s annual base salary was $250,000. The Employment Agreement provided that Mr. Schmidt would have an annual target cash bonus opportunity of no less than $175,000 (the “Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the board of directors in advance and in consultation with Mr. Schmidt (the “Performance Objectives”), provided, however, that the parties acknowledged and agreed that up to an aggregate of $100,000 of the Bonus would be payable upon the closing(s) of one or more mergers and acquisition transactions as determined at the discretion of the board of directors, and $75,000 would be payable upon the satisfactory completion of the Performance Objectives. The initial term of the Employment Agreement was through July 20, 2021, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Employment Agreement (the “Term”).

Mr. Schmidt was also entitled to certain other benefits consistent with those provided to other senior executives of the Company. In addition, effective as of the Effective Date, Mr. Schmidt was granted an award of 166,667 stock options (the “Stock Options”) under the Company’s 2018 Equity Incentive Plan (the “Incentive Plan”), at an exercise price of $6.00 per share. The Stock Options were scheduled to vest and become exercisable in 12 equal installments on the last day of each of the subsequent 12 calendar quarter-end dates following the Effective Date (the first of such dates to be September 30, 2020), subject to continued service, and would vest in full upon a Change in Control (as defined in the Incentive Plan). The Sock Options granted were subject, to the extent necessary, to the approval of the Company’s stockholders of a proposal to increase the authorized number of shares available under the Incentive Plan.

If Mr. Schmidt’s employment was terminated by the Company without cause (as defined in the Employment Agreement), if the Term expires after a notice of non-renewal was delivered by the Company or if Mr. Schmidt’s employment is terminated following a change of control (as defined in the Incentive Plan), Mr. Schmidt would be entitled to (a) six months’ base salary, (b) the prorated portion of the Bonus for the year in which the termination occurred, based on actual performance and (c) base salary and benefits accrued through the date of termination. Mr. Schmidt terminated his employment effective July 12, 2021. He did not receive any additional compensation in connection with the termination of his employment.

Craig Sheehan

The Company and Mr. Sheehan entered into an employment agreement (the “Sheehan Employment Agreement”), dated June 2, 2021 (the “Sheehan Effective Date”), pursuant to which Mr. Sheehan shall serve as the Company’s Chief Commercial Officer. Mr. Sheehan’s annual base salary is $250,000. The Employment Agreement provides that Mr. Sheehan shall have an annual target cash bonus opportunity of no less than 50% of his base salary (the “Sheehan Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the Board in advance and in consultation with Mr. Sheehan. The initial term of the Employment Agreement is one year, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Sheehan Employment Agreement (the “Term”).

Mr. Sheehan is also entitled to certain other benefits consistent with those provided to other senior executives of the Company. In addition, effective as of the Sheehan Effective Date, Mr. Sheehan was granted awards under the Incentive Plan for 50,000 stock options (the “Sheehan Options”) at an exercise price of $1,61 per share, and 50,000 restricted shares of the Company’s common stock (the “Sheehan Shares”). The Sheehan Options and the Sheehan Shares vest and become exercisable ratably over three (3) years from June 30 of each year commencing on June 30, 2022, subject to continued service, and shall vest in full upon a Change in Control (as defined in the Incentive Plan).

If Mr. Sheehan’s employment is terminated by the Company without cause (as defined in the Sheehan Employment Agreement), if the Term expires after a notice of non-renewal is delivered by the Company, or if Mr. Sheehan’s employment is terminated following a change of control (as defined in the Incentive Plan), Mr. Sheehan will be entitled to (a) six months’ base salary, (b) the prorated portion of the Sheehan Bonus for the year in which the termination occurs, based on actual performance, and (c) base salary and benefits accrued through the date of termination.

Jeffrey Benjamin

On July 29, 2021, the Company entered into an employment agreement (the “Benjamin Employment Agreement”) with Mr. Benjamin pursuant to which Mr. Benjamin serves as Chief Accounting Officer of the Company effective as of August 1, 2021. The term of the Employment Agreement will continue until June 30, 2022 (the “Initial Term”) and thereafter shall continue on an at-will basis (the “At-Will Period”, and together with the Initial Term, the “Term”), unless earlier terminated pursuant to the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Benjamin shall receive an annual base salary of $250,000, or such greater amount as may be determined by the Company from time to time. In addition, Mr. Benjamin will be eligible to participate in such retirement, life insurance, fringe and other employee benefit plans that the Company maintains for its full-time employees.

In the event the Company terminates the Term and Mr. Benjamin’s employment without cause (as defined in the Benjamin Employment Agreement) during the Initial Term, including if Mr. Benjamin’s employment is terminated following a Change in Control (as defined in the Benjamin Employment Agreement) during such period, or if Mr. Benjamin terminates his employment for Good Reason (as defined in the Benjamin Employment Agreement) during the Initial Term, Mr. Benjamin shall be entitled to (i) six months of his then base salary and payment for continuation of Benefits or, if after December 31, 2021, three months of his then base salary and payment for continuation of Benefits, and (ii) his then base salary and accrued benefits through the date of termination.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2020:

NAME	GRANT DATE	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE

Michael Favish	4/9/2019	4/9/2019	69,445	-	$26.40	6/12/2021
David W. Evans	6/30/2020	6/30/2020	4,167	12,500	6.00	6/30/2030
John Townsend	-	-	-	-	-	-
Andrew Schmidt	7/20/2020	7/20/2020	24,962	141,705	6.00	7/20/2030

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of Record Date, based on 24,426,993 shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098.

On March 1, 2021, the Company effected a 1-for-6 reverse split of its outstanding shares of common stock. All share amounts and information presented herein has been adjusted to reflect the reverse stock split.

Name of Beneficial Owner and Title of Officers and Directors	Shares of Common Stock Beneficially Owned	Percentage

Bret Scholtes, President and Chief Executive Officer, Director (1)	169,484	*	%
Robert N. Weingarten, Chairman of the Board (2)	162,500	*	%
Mark Goldstone, Director (3)	131,300	*	%
Donald A. Gagliano, Director (4)	33,167	*	%
David Evans, Chief Science Officer, Director (5)	268,170	1.1%
Kelly Anderson, Director (6)	93,751
Jeffrey Benjamin, Chief Accounting Officer	-	*	%
Craig Sheehan, Chief Commercial Officer (7)	-	*	%
All Officers and Directors as a Group (8 persons) (8)	858,372	3.5%

* Less than 1%.

(1)	Includes (i) 169,484 shares of common stock held by Mr. Scholtes. Does not include 152,671 restricted common stock units that are subject to vesting.

(2)	Includes (i) 118,750 shares of common stock held by Mr. Weingarten; and (ii) 43,750 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Mr. Weingarten. Does not include 14,584 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Weingarten.

(3)	Includes (i) 87,550 shares of common stock held by Mr. Goldstone; (ii) 43,750 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Mr. Goldstone. Does not include 14,584 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Goldstone

(4)	Includes (i) 22,750 shares of common stock held by Dr. Gagliano; and (ii) 10,417 shares of common stock underlying options that are either presently exercisable or exercisable within 60 days of the Record Date held by Dr. Gagliano. Does not include 6,250 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Dr. Gagliano.

(5)	Includes (i) 257,419 shares of common stock held by Mr. Evans; (ii) 334 shares of common stock issuable upon exercise of Series B warrants; and (iii) 10,417 shares of common stock underlying options that are either presently exercisable or exercisable within 60 days of the Record Date held by Mr. Evans. Does not include 6,250 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Evans.

(6)	Includes 93,751 shares of common stock underlying options that are either presently exercisable or exercisable within 60 days of the Record Date held by Ms. Anderson. Does not include 6,250 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Ms. Anderson.

(7)	Does not include (i) 50,000 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Sheehan and (ii) 50,000 restricted common stock units that are subject to vesting.

(8)	Includes 202,419 shares of common stock underlying options that are either presently exercisable or exercisable within 60 days of the Record Date held by all directors and officers as a group. Does not include 305,089 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by all directors and officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

During the years ended December 31, 2020, 2019 and 2018, the Company incurred and paid $325,000, $300,000 and $275,000, respectively, of salary expense to our former Board Chairman and Chief Executive Officer, Mr. Michael Favish. In addition, compensation cost of $2,339,560 was recognized based on the amortization of stock option awards issued during the year ended December 31, 2019. During the years ended December 31, 2020, 2019 and 2018, the Company incurred and paid salaries of $75,000, $114,000 and $103,000, respectively, to Karen Favish, spouse of Michael Favish. During the year ended December 31, 2020, 2019 and 2018, the Company incurred and paid salaries of $60,000, $55,000 and $33,000, respectively, to Kristine Townsend, spouse of John Townsend, our former Controller and Chief Accounting Officer.

On September 29, 2017, the Company completed the acquisition of substantially all of the assets and liabilities of VectorVision Ohio in exchange for 254,167 shares of the Company’s common stock, pursuant to the Asset Purchase and Reorganization Agreement (“Asset Purchase Agreement”), which was entered into on an arm’s-length basis. David W. Evans, a Director of the Company, owned 28% of the issued and outstanding shares of VectorVision Ohio and his wife, Tamara Evans, owned 72% of the issued and outstanding shares of VectorVision Ohio. VectorVision Ocular Health, Inc. is a wholly owned subsidiary of the Company formed by the Company in connection with the acquisition of assets from VectorVision Ohio. Dr. Evans was appointed as a director of the Company on September 29, 2017 in connection with the Asset Purchase Agreement. The Company entered into a Consulting Agreement with Dr. Evans, dated as of September 29, 2017 (the “Consulting Agreement”), whereby Dr. Evans has been engaged to serve as a consultant to the Company to further the Company’s planned development and commercialization of the Company’s portfolio of products and technology. The Consulting Agreement has an initial term of 3 years, with automatic one-year renewals unless earlier terminated. Dr. Evans is entitled to compensation of $10,000 per month for the first six months of the term of the Consulting Agreement and $7,500 per month for the remainder of the term of the Consulting Agreement. Additionally, on the same date, the Company and Dr. Evans entered into an Intellectual Property Purchase Agreement wherein the Company agreed to pay to Dr. Evans a commercially reasonable royalty payments on sales of goods relating to vision acuity testing during the term of the agreement. The Company and Dr. Evans entered into an amendment to the Consulting Agreement, which amendment, effective as of June 12, 2020, (1) acknowledged his appointment as Interim Chief Executive Officer and Interim President and (2) increased his compensation by $10,000 per month for each month that he remains Interim Chief Executive Officer and Interim President. On April 1, 2018, Dr. Evans was appointed as the Company’s Chief Science Officer. In May 2019, Dr. Evans became an employee of the Company and his base compensation was increased to $15,000 per month.

Dr. Evans, together with his spouse, wholly owns Ceatus Media Group LLC, a California limited liability company (“Ceatus”), which was founded in 2004 and specializes in digital marketing in the eye health care sector. The Company paid Ceatus $95,750, $81,000, and $55,000 in 2020, 2019 and 2018, respectively, for services related to digital marketing for the Company.

Dr. Evans, together with his spouse, wholly owns DWT Evans LLC, an Ohio limited liability company (“DWT”), which was founded in 2000 and which holds several pieces of real estate. One of these holdings includes real property in Greenville, Ohio where the Company’s subsidiary, VectorVision Ocular Health, Inc. leases office and warehouse space. The Company paid DWT rent in the amounts of $19,770 and $20,898 in 2020 and 2019, respectively.

When the Company acquired VectorVision, it also acquired AcQviz from Dr. Evans, which is a patented methodology for auto-calibrating and standardizing the testing light level for computer generated vision testing systems. Dr. Evans is entitled to receive a royalty on net revenue from AcQviz. As part of the development of the CSV-2000, AcQviz was embedded in the product by Radiant Technologies, Inc. in exchange for a 3% royalty on the sales of AcQviz. Radiant Technologies, Inc. is owned by Joseph T. Evans, the brother of Dr. David Evans.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of approximately $11,500 plus reasonable out-of-pocket charges to Kingsdale Advisors for such services.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting virtually, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than April 29, 2022, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at our 2022 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after May 25, 2022, but no later than June 24, 2022. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Any director candidates recommended by security holders would be referred to the governance and nominating committee for consideration. The committee would review the qualifications of such director candidate and make a report to the board of directors. The board would then consider whether such candidate, taking into account various relevant factors, such as diversity, equity position in the company, background, experience, reputation, membership in other public company boards, business relationships, and potential contribution to the Company’s business and development, should be offered a position on the board of directors, either by appointment or at the next shareholders meeting.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 2925 Richmond Avenue, Suite 1200, Houston, TX 77098, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 may be obtained without charge by writing to the Company’s Secretary, 2925 Richmond Avenue, Suite 1200, Houston, TX 77098.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert N. Weingarten
Robert N. Weingarten
August 25, 2021	Chairman of the Board of Directors

GUARDION HEALTH SCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 22, 2021 AT 11:00AM CDT

CONTROL ID:
REQUEST ID:

The undersigned stockholder of Guardion Health Sciences, Inc. (the "Company"), hereby appoints Robert N. Weingarten as the proxy for the annual meeting of stockholders that will be held on October 22, 2021 at 11:00 A.M. CDT. The Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast at **https://agm.issuerdirect.com/ghsi.**

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464**.
	INTERNET:	https://www.iproxydirect.com/GHSI
	PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

ANNUAL MEETING OF THE STOCKHOLDERS OF
GUARDION HEALTH SCIENCES, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	**FOR**	**WITHHOLD**	
Election of Directors:				
Robert N. Weingarten		☐	☐	
Mark Goldstone		☐	☐	
David W. Evans, Ph.D.		☐	☐	**CONTROL ID:**
Donald A. Gagliano, M.D.		☐	☐	**REQUEST ID:**
Bret Scholtes		☐	☐	
Proposal 2	→	**FOR**	**AGAINST**	**ABSTAIN**
To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2021.		☐	☐	☐
Proposal 3	→	**FOR**	**AGAINST**	**ABSTAIN**
To approve, on an advisory basis, our 2020 named executive officer compensation.		☐	☐	☐
To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof				

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____
____
____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)